Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 under the Securities Act of 1933 of our report dated April 15, 2025, with respect to the consolidated financial statements of Future Fintech Group Inc. (the “Company”) as of December 31, 2024 and 2023 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Fortune CPA Inc.
Fortune CPA Inc.
September 30, 2025